Exhibit 10.50
AMENDMENT TO PURCHASE AND SALE AGREEMENT
     THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of January 9, 2008 by and between SPIEGEL ACCEPTANCE CORPORATION, a Delaware corporation with an office and principal place of business c/o Eddie Bauer Holdings, Inc. at 10401 NE 8th Street, Suite 500, Bellevue, Washington 98004 (“Seller”), and eCAST SETTLEMENT CORPORATION, a Delaware corporation with an office and principal place of business at 383 Madison Avenue, New York, New York 10179 (“Buyer”).
     W I T N E S S E T H:
     WHEREAS, Seller and Buyer entered into a certain Purchase and Sale Agreement on December 5, 2007 (the “Sale Agreement”), pursuant to which Seller transferred to Buyer and Buyer accepted from Seller title to the Other Accounts which Seller was to identify at Closing;
     WHEREAS, Buyer did not receive such information until after Closing;
     WHEREAS, Buyer has agreed to retain title to the Other Accounts pursuant to the terms and conditions contained herein; and
     WHEREAS, the Sale Agreement may be amended only in a written agreement executed by both parties thereto.
     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:
     1. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Sale Agreement.
     2. Buyer hereby reaffirms that Buyer acquired from Seller, effective as of the Closing Date, all of Seller’s right, title and interest in the Other Accounts.
     3. Notwithstanding anything contrary in the Agreement, it is agreed that all representations and warranties contained in Article VIII shall apply to the Other Accounts, except for Section 8.5, which is hereby amended and restated as follows:

Section 8.5	Compliance with Law. The Other Accounts have been originated, serviced and collected in accordance with all applicable laws.
     4. Section 9.2 Agreement hereby is amended by deleting “or” after clause (iii), deleting the period at the end of clause (iv) and inserting in lieu thereof a semicolon and “or”, and adding the following new clause (v) immediately thereafter:
          “(v) any claim arising under or with respect to the Other Accounts from any act or omission of Seller occurring prior to Closing.”

     5. Except as amended hereby, the terms and provisions of the Sale Agreement remain unmodified and in full force and effect and are hereby in all respects ratified and confirmed. All references to the Sale Agreement in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Sale Agreement as amended by this Amendment, unless the context expressly requires otherwise.
     6. This Amendment (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and (ii) shall be governed by the laws of the State of New York.
     7. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of such counterparts together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, Seller and Purchaser have caused this Amendment to be executed and delivered in its name by a duly authorized officer or representative.

SELLER:

SPIEGEL ACCEPTANCE CORPORATION, a Delaware corporation

By:	/s/ Marvin E. Toland

Name:	Marvin E. Toland
Title:	President

BUYER:

eCAST SETTLEMENT CORPORATION, a Delaware corporation

By:	/s/ Timothy E. Stapleford

Name:	Timothy E. Stapleford
Title:	President